Exhibit 10.9

ASSIGNMENT OF OIL, GAS & MINERAL LEASE

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, Northland Natural Resources, LLC, Whose Address is 98 Wadsworth Blvd. #127-118, Lakewood, CO 80226-1553, ("hereinafter called "Assignor"), for and in consideration of the sum of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby assign, transfer, sell and convey unto the following parties (hereinafter called "Assignee"), their successors and assigns, in the percentages shown opposite their names described to wit:

Stratex Oil & Gas Enc
30 Echo Lake RD
Watertown, CT 06795

an undivided 100% of 8/8ths interest in and to the Oil, Gas, and Mineral Lease described in Exhibit "A". which is attached hereto and made a part hereof ("lease") covering all of the lands described therein located in Williams County, ND. The said interest hereby assigned is a working interest; Assignee shall be responsible for their fractional interest of drilling and operating costs upon commencement and completion of the well.

This assignment is made subject to the terms of the Lease, all royalties, overriding royalties and other lease burdens of record, but conveys not less than the interest specified above.

The Lease and all associated equipment and personal property is conveyed by Assignor and accepted by. Assignee WITH ALL FAULTS, AS IS, WHERE IS, AND THERE ARE NO WARRANTIES OF MERCHANTABILITY OR OTHERWISE WHICH EXTEND BEYOND THE DESCRIPTION OF THE FACE HEREOF.

TO HAVE AND TO HOLD said rights, titles and interests unto Assignee, its successors and assignsforever, and Assignor does hereby bind itself and its heirs, personal representatives, .-Liccessors and assigns to warrant and forever defend all and singular said Lease unto Assignee and its successors and assigns against the claims and demands of all persons claiming the same or any part thereof or interest therein, by, through and under Assignor.

Executed and dated as of the 9th day of December, 2011.

ASSIGNOR
Northland Natural Resources, LLC

By:	/s/ Patrick Gurdk
Patrick Gurdk,- Landman

STATE OF COLORADO		)
) ss.
COUNTY OF	Jefferson	)

The foregoing instrument was acknowledged before me this 9th day of December, 2011 by Patrick Gurak as Landman for Northland Natural Resources, LLC, Grantor.

Witness my hand and official seal.

My Commissi. Expires:	11.21.2012
By:

EXHIBIT A

ASSIGMENT OF OIL, GAS AND MINERAL LEASE BY AND BETWEEN
NORTHLAND NATURAL RESOURCES, LLC TO                                       DATED
DECEMBER     , 2011

To that certain Oil, Gas, and Mineral Lease Dated December 19, 2011 by and between Diane C. Geving, a married woman dealing in her sole and separate property, and as an Heir of Lenard A. Flaten, deceased, as Lessor, and Northland Natural Resources, LLC, as Lessee, and recorded as Document number 723086, Public Records of Williams County, North Dakota.